UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 9, 2014
Northern Tier Energy LP
(Exact name of registrant as specified in its charter)

Delaware	001-35612	80-0763623
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1250 W. Washington Street, Suite 300, Tempe, Arizona	85281
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (602) 302-5450

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On May 9, 2014, Northern Tier Energy LP (NYSE: NTI) (the “Partnership”) announced that management will participate in the Morgan Stanley Refining Corporate Access Day, in New York City, on Monday, May 12, 2014. The meeting materials will be available beginning Monday, May 12, 2014, on the Investors section of Northern Tier Energy’s website at www.ntenergy.com. Also on May 9, 2014, the Partnership announced that management will participate in the Citibank 2014 ICG Markets-Equities: Global Energy & Utilities Conference in Boston, on Wednesday, May 14, 2014. The presentation is scheduled for 11 am ET and will be webcast live. Links will be available on the Investors section of Northern Tier Energy’s website at www.ntenergy.com to the presentation beginning May 12, 2014, and to the live webcast on May 14, 2014. The materials from both conferences, as well as a link to the archived webcast, will remain available on www.ntenergy.com in accordance with the Northern Tier Energy investor presentation archive policy.
The information contained in this Current Report on Form 8-K (including the exhibit) is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information contained in this Current Report on Form 8-K shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01	Financial Statements and Exhibits.
(d)Exhibits

Exhibit No.	Description
99.1	Press Release dated May 9, 2014

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Northern Tier Energy LP
	By:	Northern Tier Energy GP LLC,
its general partner

Date: May 9, 2014	By:	/s/ David Bonczek
David Bonczek
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated May 9, 2014